Exhibit 10.7
AMENDMENT NUMBER THREE
TO THE
GOODRICH CORPORATION OUTSIDE DIRECTOR DEFERRAL PLAN
(Approved By the Board of Directors on December 9, 2008)
THIS AMENDMENT is made this  _____  day of  _____, 2008, by Goodrich Corporation (hereinafter referred to as the “Company”);
WITNESSETH
WHEREAS, the Company maintains the Goodrich Corporation Outside Director Deferral Plan, as approved by the Board of Directors on December 7, 2004 (hereinafter referred to as the “Plan”); and
WHEREAS, pursuant to Paragraph 7 of the Plan, the Board of Directors of the Company has maintained the right to amend the Plan from time to time; and
WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan; and
NOW, THEREFORE, effective January 1, 2005, the Plan is hereby amended as follows:
1.	The last sentence of Paragraph 6(b) of the Plan is hereby deleted and the following inserted in lieu thereof:

However, the Plan Administrator, in its sole and exclusive discretion, may determine that in certain circumstances an election may be made during a Plan Year if such determination is not inconsistent with the intent of the Plan expressed in paragraph 2 above and in paragraph 11 below.

2.	The introductory paragraph of Paragraph 6(h) of the Plan is hereby deleted and the following inserted in lieu thereof:

(h) Annual Installments. If a Participant to whom the annual installments method applies terminates service with the Company as a member of the Board, the amount of such annual installments shall be calculated and paid pursuant to the provisions of this paragraph 6(h). The Participant’s Accounts for which the annual installments method applies shall continue to be credited with adjustments under paragraph 6(d) and paragraph 6(e) above, as applicable, until the relevant Accounts are fully paid out. The first installment shall be paid in January (but in any event no later than by January 31) of the calendar year immediately following the calendar year in which such termination of services occurred, and each subsequent installment shall be paid in January (but in any event no later than by January 31) of each subsequent calendar year. In the event of the Participant’s death, any remaining annual installments shall be paid to the Participant’s designated beneficiary at the same time as such installments would have been paid to the Participant. The amount of each payment from the Accounts for which the annual installments method applies shall be calculated as follows:

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:
Title:

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